Exhibit 3.311
STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 04/30/1999
991171812 — 3037153
CERTIFICATE OF INCORPORATION
of
TRIAD HOLDINGS III, INC.
THE UNDERSIGNED, in order to form a corporation for the purposes hereinafter stated, under and pursuant to the provisions of the General Corporation Law of the State of Delaware, does hereby certify as follows:
ARTICLE I
The name of the Corporation is: Triad Holdings III, Inc. (hereinafter referred to as the “Corporation”).
ARTICLE II
The address of the registered office of the Corporation. in the State of Delaware is Corporation Service Company, 1013 Centre Road, Wilmington, DE 19805, in the City of Wilmington, County of New Castle. The name of the Corporation’s registered agent at such address is Corporation Service Company.
ARTICLE III
The purpose for which the Corporation is organized is to engage in any lawful acts end activities for which corporations may be organized under the General Corporation Law of the State of Delaware.
ARTICLE IV
The total number of shares of stock which the Corporation shall have authority to issue is one thousand (1,000) shares of common stock, par value $.01 per share.
ARTICLE V
Elections of directors need not be by written ballot unless required by the by-laws of the Corporation. Any director may be removed from office either with or without cause at any time by the affirmative vote of the holders of a majority of the outstanding stock of the Corporation entitled to vote, given at a meeting of the stockholders called for that purpose, or by the consent of the holders of a majority of the outstanding stock of the Corporation entitled to vote, given in accordance with Section 228 of the General Corporation Law of the State of Delaware.

ARTICLE VI
In furtherance and not in limitation of the power conferred upon the Board of Directors by law, the Board of Directors shall have power to make, adopt, alter, amend and repeal from time to time the By-laws of the Corporation, subject to the right of the stockholders entitled to vote with respect thereto to alter, amend and repeal by-laws adopted by the Board of Directors.
ARTICLE VII
No director shall be liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, provided that the foregoing shall not eliminate or limit any liability that may exist with respect to (1) a breach of the director’s duty of loyalty to the Corporation or its stockholders, (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) liability under Section 174 of the Delaware General Corporation Law or (4) a transaction from which the director derived an improper personal benefit, it being the intention of the foregoing provision to eliminate the liability of the Corporation’s directors to the Corporation or its stockholders to the fullest extent permitted by Section 102(b)(7) of the Delaware General Corporation Law, as in effect on the date hereof and as such Section may be amended after the date hereof to the extent such amendment permits such liability to be further eliminated or limited. The Corporation shall indemnify to the fullest extent permitted by Section 145 of the Delaware General Corporation Law (as in effect on the date hereof and as such Section may be amended after the date hereof) each person that such Section grants the Corporation the power to indemnify.
ARTICLE VIII
The name and address of the sole incorporator is as follows:
Jennifer Meyer
Dewey Ballantine LLP
1301 Avenue of the Americas
New York, NY 10019
IN WITNESS WHEREOF, the undersigned has executed this document as of the 30th day of April, 1999.
/S/ Jennifer Meyer
Name: Jennifer Meyer
Sole Incorporator

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 02:30 PM 12/27/2002
020802945 — 3037153
CERTIFICATE OF CONVERSION
FROM A CORPORATION TO A
LIMITED LIABILITY COMPANY
Pursuant to Section 266 of the Delaware General Corporation Law and Section 18-214 of the Delaware Limited Liability Company Act
1. The name of the corporation to be converted hereby at the time of its incorporation and immediately prior to the filing of this Certificate of Conversion is Triad Holdings III, Inc. (the “Corporation”).
2. The jurisdiction in which the Corporation was first incorporated and its jurisdiction immediately prior to conversion is the State of Delaware.
3. The original certificate of incorporation of the Corporation was filed with the Secretary of State on April 30, 1999.
4. The name of the limited liability company into which the Corporation shall be converted, as set forth in its Certificate of Formation, is Triad Holdings III, LLC.
5. The conversion shall be effective as of 12:04 a.m. (Eastern Standard Time) on January 1, 2003.
6. The conversion has been approved in accordance with the provisions of Section 266 of the Delaware General Corporation Law.
IN WITNESS WHEREOF, the undersigned has executed this Certificate as of December 23, 2002.
TRIAD HOLDINGS III, INC.
By: /s/ Donald P. Fay
Name: Donald P. Fay
Title: Executive Vice President

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 02:30 PM 12/27/2002
020802945 — 3037153
CERTIFICATE OF FORMATION
OF
TRIAD HOLDINGS III, LLC
Under Section 18-201 of the
Delaware Limited Liability Company Act
FIRST: The name of the limited liability company is Triad Holdings III, LLC (the “Company”).
SECOND: The address of the registered office of the Company in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808, County of New Castle.
THIRD: The name and address of the registered agent for service of process on the Company in the State of Delaware is Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808, County of New Castle.
FOURTH: This Certificate of Formation shall be effective at 12:04 a.m. (Eastern Standard Time) on January 1, 2003.
IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of December 23, 2002
By: /s/ Donald P. Fay
Name: Donald P. Fay
Title: Executive Vice President

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